EXHIBIT 10.20


                       AGREEMENT AND CONTRACT FOR SERVICES

                          EFFECTIVE DATE: July 1, 1999

BETWEEN:

          SPORTSPRIZE  ENTERTAINMENT INC., a company carrying on business at 225
          S. Sepulveda Blvd.,  Suite 360,  Manhattan Beach,  California,  U.S.A.
          90266

          (Hereinafter called "Sportsprize")


          RONALD SHERIDAN, who resides at 7515 Range Avenue, Play Del Rey California 90293

          (Hereinafter called "Sheridan")

WHEREAS:

A. Sheridan has considerable experience in Internet Marketing, Promotions and Start-up Websites.

B. Sportsprize wishes to utilize this expertise to assist the Vice President of Marketing in his efforts to quickly and efficiently develop the marketing and promotion of Sportsprize acting as the "Affiliate Marketing Manager".

In exchange of mutual consideration and promise contained herein, Sheridan agrees to provide consulting and management services to Sportsprize for a period of six months, beginning July 1, 1999 and ending January 1, 2000. At the end of the six months, an additional one -year agreement may be negotiated if mutually agreed upon by both parties.

SERVICES

Sheridan, acting as Affiliate Marketing Manager, will provide the VP of Marketing for Sportsprize with assistance with the following:

1. Implement and execute the soft and hard launch marketing strategy of the Sportsprize.com web site.

2. Develop e-commerce partnerships, strategic alliances and cross promotions, which enhance the web site and improve the corporate revenue model.

3.   Oversee,   develop  and  implement  the  affiliate  marketing  program  and sponsorship programs for Sportsprize, working closely with the Company's marketing consultants, Interactive Marketing Inc. and Kaleidoscope Ltd.


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4.   In his capacity as  Affiliate  Marketing  Manager,  Sheridan is expected to assist, strategize and help the VP of Marketing implement in other areas of the business on an as needed basis. This could include assisting in securing additional merchandise supply relationships and other general business matters, which would be part of the general management team.

COMPENSATION

Sheridan will be compensated as follows:

1. SALARY: $6,667 USD with no deductions per month, starting and payable one half ($3,333.50) on July 15, 1999, then on the first and fifteenth of each month ending with the final $3,333.50 USD payment on January 1. If both parties decide to renew the agreement for an additional year the payment will continue on the 1st of each month at the $6,667 USD rate.

2. EXPENSES: Expense reimbursements for phone, fax, mail, company travel, entertainment and secretarial services as needed. Administrative expense reimbursements will be paid on the last day of each month, beginning August of 1999. Travel, hotel and entertainment expenses will be reimbursed immediately.

3. STOCK OPTIONS: Sheridan will also receive as compensation 100,000 free-trading (Subject to SEC Rules & Regulations) options to purchase common stock at a price of $2.00 per share exercisable in increments of 2,777 shares per month for 36 months. These options will expire after 36 months from the date of the Option Agreement.

It is intended that the options are immediately exercisable at the end of each month starting in August of 1999, subject to Sportsprize filing an Options Plan that will qualify options to be exercisable, and subject to the rules of the SEC regarding exercise and sale of options and shares.

MERGER OR ACQUISITION

In the event of a company merger or acquisition during the initial 6-month period or during the extended one-year period, then as long as Sheridan is still employed, all the options will vest immediately.

All options will be subject to adjustment if the Company does a split or reverse split of its common shares.

CONFIDENTIAL INFORMATION

The parties hereto acknowledge and agree that Sheridan by virtue of employment with Sportsprize will have access to confidential and secret information or expiry of the same, for any reason whatsoever, he will not divulge or utilize to the detriment of the Company and such confidential or secret information so obtained.


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     IN WITNESS  WHEREOF the parties  hereto have executed this  Agreement as of the 8th day of July 1999.




THE COMMON SEAL OF
SPORTSPRIZE ENTERTAINMENT, INC.
Was hereto affixed in the presence of:


                                              /s/ Jeffrey D. Paquin
------------------------------                ----------------------------------
Witness                                       JEFFREY D. PAQUIN, PRESIDENT




SIGNED, SEALED AND DELIVERED
By RONALD SHERIDAN In the presence of:


/s/Witness                                    /s/ Ronald Sheridan
------------------------------                ----------------------------------
Witness                                       RONALD SHERIDAN